UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

VaxGen, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-26483	94-3236309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 Oyster Point Boulevard, Suite 10, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 10, 2010, diaDexus, Inc. began notifying its customers that it had temporarily suspended the commercialization of the PLAC Test Turbidimetric Immunoassay (TIA) product, and has asked customers to discontinue use of this product, due to heterophilic interference observed in a small number of samples tested. diaDexus plans to submit a 510(k) application to the U.S. Food and Drug Administration by June 30, 2010 seeking clearance of an enhanced PLAC TIA method product that addresses the heterophilic interference observed in the current PLAC TIA product.

The diaDexus PLAC Test ELISA method product is not affected by this suspension and remains commercially available. To facilitate continued reporting of Lp-PLA2 results in the interim, diaDexus is referring customers to a selection of laboratories that provide the ELISA test method.

In light of this product suspension, VaxGen, Inc. is renegotiating the previously disclosed terms of its proposed acquisition of diaDexus.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about diaDexus and VaxGen. Such statements include, but are not limited to, statements about the proposed transaction between diaDexus and VaxGen, proposed actions by diaDexus regarding its PLAC Test Turbidimetric Immunoassay product, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus and VaxGen that could cause actual results to differ materially from those expressed in such forward-looking statements include the risk that the parties are unable or unwilling to negotiate revised terms for the proposed acquisition of diaDexus or agree on and enter into a definitive agreement; the failure of the VaxGen stockholders to grant any approvals necessary to complete the proposed transaction between diaDexus and VaxGen or the diaDexus stockholders to approve the transaction; the failure of either party to meet any of the other conditions to the closing of the transaction; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; diaDexus’ need for and ability to obtain additional financing; the sufficiency of available capital to allow diaDexus to grow revenue or achieve profitability; the technical and commercial merits and potential of diaDexus’ diagnostic products; and the difficulty of developing pharmaceutical and diagnostic products, obtaining regulatory and other approvals and achieving market acceptance. Additional factors that could cause VaxGen’s results to differ materially from those described in the forward-looking statements can be found in VaxGen’s most recent annual reports on Form 10-K and subsequent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission, which are filed with the SEC and available at the SEC’s web site at www.sec.gov and which discussions also are incorporated herein by reference. The information set forth herein speaks only as of the date hereof, and diaDexus and VaxGen disclaim any intention and do not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed merger, if a definitive agreement is entered into, VaxGen expects it may file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of diaDexus and VaxGen and other relevant materials in connection with the proposed transactions and each of diaDexus and VaxGen intend to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus would be mailed to the stockholders of diaDexus and VaxGen. INVESTORS AND SECURITY HOLDERS OF DIADEXUS AND VAXGEN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIADEXUS, VAXGEN AND THE PROPOSED TRANSACTION.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Upon filing, the proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations.

diaDexus, VaxGen and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of diaDexus and VaxGen in connection with the proposed merger. Information regarding VaxGen’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 29, 2010. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the definitive joint proxy statement/prospectus relating to the merger if and when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXGEN, INC.

By:	/s/ James P. Panek
James P. Panek President

Date: May 12, 2010